REAL PROPERTY PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS

(DIEGO RANCH)

by and between

SAN JOAQUIN FARMS, LLC,
a Washington limited liability company authorized
to do business in the State of California as
WASHINGTON SAN JOAQUIN FARMS, LLC,

“Seller,”

and

DIEGO RANCH STANISLAUS, LP,
a Delaware limited partnership

or its assignee(s) and/or nominee(s), collectively “Buyer,”

DATED SEPTEMBER 13, 2016

[CLIFFORD & BROWN, A PROFESSIONAL CORPORATION – 090516 VERSION]

REAL PROPERTY PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS

(DIEGO RANCH)

This REAL PROPERTY PURCHASE AND SALE AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is dated and effective as of this thirteenth (13th) day of September, 2016 (the “Effective Date”), between SAN JOAQUIN FARMS, LLC, a Washington limited liability company authorized to do business in the State of California as WASHINGTON SAN JOAQUIN FARMS, LLC (“Seller”), and DIEGO RANCH STANISLAUS, LP, a Delaware limited partnership, or its assignee(s) and/or nominee(s), (collectively “Buyer”), who agree and contract as described below. Seller and Buyer are referred to singularly as a “party” and collectively as the “parties” on a generic basis.

Recitals

This Agreement is made and entered into in reliance on the accuracy of the following facts and circumstances, which are acknowledged by the parties to be accurate, complete and true:

A.    Seller is the owner in fee of that certain agricultural real property consisting of approximately one thousand three hundred fifty-eight assessed acres (1,358 assessed acs.), located in Stanislaus County, California, and identified as Stanislaus County Assessor’s Parcel Nos. 020-008-012 and -013, and 020-010-003 and -004 (collectively the “Diego Ranch”);

B.    Seller, as the landlord, leases the Diego Ranch to OLAM FARMING, INC., a Delaware corporation authorized to do business in the State of California (“Tenant”), pursuant to their “Agricultural Lease (Diego Ranch)” dated August 7, 2012, which also was memorialized by the “Memorandum of Agricultural Lease (Diego Ranch -- Stanislaus County)” between Seller and Tenant dated August 7, 2012, and recorded as Document No. 2012-0069972-00 in the Stanislaus County Official Records on August 7, 2012 (collectively the “Diego Ranch Lease”);

C.    That portion of the Diego Ranch consisting of approximately nine hundred fifty-eight assessed acres (958.00 assessed acs.), and identified as Stanislaus County Assessor’s Parcel Nos. 020-008-012 and -013, and legally described in Exhibit “A” attached hereto and incorporated herein by reference as if fully set forth at length is hereinafter referred to as the “Land.” The portion of the Diego Ranch Lease attributable to the Land is hereinafter referred to as the “Lease.” The term “Property” means singularly or collectively, on a generic basis, the following: (i) the Land; (ii) the Appurtenant Rights (as defined in Section 2.3); (iii) the Lease; (iv) any and all oil, gas, minerals and other hydrocarbon substances, and minerals, including, without limitation, all coal, metals, ores, sand, gravel and the like within or underlying the Property, and owned by Seller and not reserved in prior deeds of record, if any; and, (v) any and all water, water agreements or contracts, water rights (whether riparian, appropriative, groundwater, overlying, prescriptive, surface water or otherwise, and whether or not appurtenant), and water stock in, relating to or concerning the Land, or within or underlying the Land, and owned by Seller and not reserved or excepted in prior deeds of record, if any, and which are assignable to and assumable by Buyer;

D.    The Property does not include, and specifically excludes, any tangible personal property. The Property also does not include, and specifically excludes, any and all amenities, betterments, buildings, fixtures, structures and other improvements thereon, whether above-or belowground, if any, including, without limitation, almond trees, wells, pumps, motors, electrical panels, electrical hookups, water conveyance and discharge facilities, pipelines and irrigation systems (the “Excluded Improvements”). The significant Excluded Improvements are described in Exhibit “B,” attached hereto and incorporated herein by reference as if fully set forth at length, and for the most part belong to the respective Tenant of the Property;

E.    The Property is primarily planted to almond trees; and,

F.    Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, pursuant to the conditions, covenants, provisions and terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which they expressly acknowledge, the parties agree and contract as follows:

The Agreement

ARTICLE I. THE PRIMARY TERMS

The following terms shall have the meanings specified, when used in this Agreement:
1.1. PURCHASE PRICE AND ALLOCATION
1.1.1. Purchase Price.  The Purchase Price is the sum of Ten Million One Hundred Forty-Three Thousand One Hundred Sixty-Eight Dollars and No Cents ($10,143,168.00) payable in either cash, cashier’s check, or by wire transfer to Seller.

1.1.2. Allocation. The Purchase Price shall be allocated amongst the legal parcels of the Property pursuant to Section 3.4
1.2. THE DEPOSIT
Buyer shall pay an initial deposit into Escrow in the amount of Ninety-Eight Thousand Dollars and No Cents ($98,000.00) (the “Deposit”). The Deposit shall be deposited into an interest bearing account proposed by Title Company and approved by the parties on or before one (1) business day after the Effective Date. At Closing, the Deposit shall be applicable to the Purchase Price. Subject to the terms and provisions of this Agreement, the Deposit shall be: (i) considered nonrefundable after the expiration of the Due Diligence Period (as defined in Section 1.3) if Buyer does not terminate this Agreement within the Due Diligence Period; (ii) returned to Buyer if it terminates this Agreement within the Due Diligence Period; or, (iii) returned to Buyer in the event of a Seller default pursuant to Section 7.2. Interest shall inure to the Buyer.

1.3 DUE DILIGENCE PERIOD	Commencing on the Effective Date and expiring at 5:00 p.m., Pacific Time, on September 13, 2016 (“Due Diligence Period”).

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 2 OF 58

1.4. TITLE REVIEW PERIOD	Commencing on the Effective Date and expiring at 5:00 p.m., Pacific Time, on September 13, 2016 (“Title Review Period”).
1.5. CLOSING	The consummation of the transaction contemplated by this Agreement and the Escrow that shall occur on the Closing Date (as defined in Section 1.6).
1.6. CLOSING DATE	Subject to Section 3.6, if this Agreement is not terminated within the Due Diligence Period by Buyer, the Closing shall occur on Tuesday, September 13, 2016.
1.7. CLOSING COSTS Closing costs shall be allocated and paid by the parties as follows:	Cost, Expense or Fee	Responsible Party
	The Preliminary Title Report (as defined in Section 2.3).	Fifty percent (50%) by each party.
	Premium for the Title Policy (as defined in Section 2.3).	Fifty percent (50%) by each party.
Premium for any costs of Title Policy attributable to ALTA Extended Coverage and any endorsements desired by Buyer, any inspection fee charged by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges.
Buyer
	Premium for any costs of a lender’s policy of title insurance required by any lender providing financing for Buyer’s purchase of the Property, if any.	Buyer
	Costs of Survey and/or any revisions, modifications or re-certifications thereto.	Buyer
	Costs for UCC and other similar judgment or lien searches, if any.	Fifty percent (50%) by each party.
Costs of recording the Grant Deed (as defined in Section 2.3), including recording fees and documentary transfer taxes, and costs of recording lien releases or reconveyances releasing Property as collateral for Seller’s debts.
Fifty percent (50%) by each party.
	All other recording costs, expenses and fees, provided that each party shall pay its own attorney’s fees.	Fifty percent (50%) by each party.
	Any escrow fee charged by Title Company for holding the Deposit (as defined in this Article I) or conducting the Closing.	Fifty percent (50%) by each party.
	All other closing charges, costs, expenses and fees.	Fifty percent (50%) by each party.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 3 OF 58

1.8. NOTICE ADDRESSES
Seller:   Mr. Neil Jehle
Asset Manager
COTTONWOOD AG MANAGEMENT, LLC
2365 Carillon Point
Kirkland, Washington 98033
Telephone No. (425) 296-5510
Telefax No. (425)803-0459
Email: neilj@cottonwoodag.com

With a copies to:

Scott R. Vokey, Esq.
COTTONWOOD AG MANAGEMENT, LLC
2365 Carillon Point
Kirkland, Washington 98033
      &
P. O. Box 654
Kirkland, WA 98093
Telephone No. (425) 889-7947
Telefax No. (425) 803-0459
Emails: scottv@bmgigroup.com
      juleep@bmgigroup.com
      legal@bmgigroup.com

Charles D. Melton, Esq.
Partner
CLIFFORD & BROWN,
  A PROFESSIONAL CORPORATION
1430 Truxtun Avenue, Suite 900
Bakersfield, California 93301-5230
Telephone No. (661) 322-6023, Ext. 118
Telefax No. (661) 322-3508
Email: cmelton@clifford-brownlaw.com

Buyer:   Mr. Bill Reiman
Managing Director
GLADSTONE LAND CORPORATION
1521 Westbranch Drive, Suite 100
McLean, Virginia 22102
Telephone No. (805) 263-4778
Telefax No. (______) ______-________
Email: bill.r@gladstoneland.com

Robert P. McDaniel, Jr.
BASS, BERRY & SIMS, PLC
100 Peabody Place, Suite 1300
Memphis, Tennessee 38103
Telephone No. (901) 543-5946
Telefax No. (888) 765-6437
Email: rmcdaniel@bassberry.com

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 4 OF 58

Title Co.: Melodie T. Rochelle Chicago Title Insurance Company 5516 Falmouth St., Ste. 200 Richmond, VA 23230 Telephone No. (804) 521-5713 Telefax No. (804) 521-5756 Email: melodie.rochelle@fnf.com

ARTICLE II. CONSTRUCTION; DEFINITIONS

2.1.    Generally. Unless the provisions or context otherwise require, Article I and this Article II shall govern the construction and interpretation of this Agreement and all documents executed and delivered pursuant to it. The captions of this Agreement’s articles and sections do not define in any manner their scope, meaning or intent. All exhibits referred to in this Agreement or any documents executed and delivered pursuant to it are deemed to be incorporated by reference as if fully set forth at length. The present tense includes the past and future tenses, and the future tense includes the present tense. The masculine, feminine or neuter gender are deemed to include the other. The singular or plural number are deemed to include the other. The words “shall” and “agrees” are mandatory, and “may” is permissive. The term “person” includes individuals, corporations, partnerships, trusts and other entities and associations. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.” Locative adverbs such as “herein,” “hereto” and “hereunder” shall refer to this Agreement in its entirety and not to any particular paragraph, provision or section. The parties acknowledge, understand and agree that their respective agents and representatives executing this Agreement on behalf of each of the parties are learned and conversant in the English language, and that the English language shall control the construction, enforcement, governance, interpretation and performance of this Agreement. The parties acknowledge that each party and its counsel, if applicable, have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The time in which any act under this Agreement is to be done shall be computed by excluding the first (1st) day and including the last day. If the last day of any time period shall fall on a Saturday, Sunday or a federal and/or State of California bank holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or a federal and/or State of California bank holiday. Unless preceded by the word “business,” the word “day” shall mean a “calendar” day. The phrase “business day” shall mean a day that is not a Saturday, Sunday, or a federal and/or State of California bank holiday.

2.2.    Opinions and Determinations; Approval in Writing. Where the conditions, provisions or terms of this Agreement provide for action to be based on the approval, certification, consent, determination, judgment, opinion or review, of any party, such conditions, provisions or terms are not intended to be and shall not be construed as permitting such approval, certification, consent, determination, judgment, opinion or review to be arbitrary, capricious or unreasonable, nor shall such approval, certification, consent, determination, opinion or review be unreasonably conditioned, delayed or withheld except as expressly set forth in this Agreement. Any document or condition requiring a party’s approval shall be transmitted in writing to the other party.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 5 OF 58

2.3.    Definitions. Capitalized terms not otherwise defined below shall have the meanings provided in Article I.

Agreement. “Agreement” has the meaning defined in the opening paragraph of this Agreement.

Appurtenant Rights. “Appurtenant Rights” means singularly and collectively on a generic basis Seller’s interest, right and title, if any, in the following intangible personal property concerning the Property:

a.
Any existing permits for the Property, including all licenses, building, conditional use, site plan and other permits, certificates of occupancy and any other certificates, approvals or authorizations required by law or by any Governmental Agencies or private persons having jurisdiction over the Property or any part thereof, for the occupancy, use, operation or ownership thereof, if any, and only to the extent assignable;

b.	Engineering work, plans, permits and other documentation or intangible personal property prepared or obtained in anticipation of developing and entitling the Property;

c.
Architectural and engineering drawings, plans, renderings, specifications, surveys and studies, and other applications submitted to the Governmental Agencies (as defined below), including, without limitation, improvements drawings, plans, renderings and specifications;

d.
Subject to Paragraphs “e” and “f” below, development approvals required or helpful to develop the Property, including, without limitation, the approvals, certifications, consents, declarations, easements, entitlements, fee credits, growth allocations, licenses, maps, permits, plans, reports, rights, rights of way, studies and zone changes required by any Governmental Agencies or private persons, all as may be required to develop the Property and construct thereon and obtain permits for its eventual marketing, construction and occupancy).

e.	Subject to Paragraph “f” below, all fee credits and reimbursements, if any, applicable to the Property;

f.	All rights of Seller pursuant to any covenants, conditions and restrictions relating to the Property (including, but not limited to all rights of Seller as declarant under any such documents;

g.	Appurtenant easements and rights-of-way; and,

h.	Sewer and utility rights connected with the Property.

The Appurtenant Rights do not include, and specifically exclude, any and all licenses or permits relating to the Crops and/or the Excluded Improvements.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 6 OF 58

Assignment. “Assignment” means the assignment between Seller, as the assignor, and Buyer, as the assignee, in substantially the same form attached hereto as Exhibit “C” and incorporated herein by reference as if fully set forth at length.

Buyer. “Buyer” has the meaning defined in the opening paragraph of this Agreement.

Cap. “Cap” has the meaning defined in Section 5.2.3.

C.F.R. “C.F.R.” has the meaning defined in the definition of “Hazardous Materials” in this Section 2.3.

Closing. “Closing” means the event of the transfer of title to the Property from Seller to Buyer on or before the Closing Date.

Closing Costs. “Closing Costs” has the meaning defined in Section 1.7.

Closing Date. “Closing Date” has the meaning defined in Section 1.6.

Condemnation Action. “Condemnation Action” has the meaning defined in Section 4.4.2.

Conditions of Title. “Conditions of Title” means the following exceptions to title to the Property:

1.	The lien for real property taxes and assessments not yet due and payable;

2.	The lien for supplemental taxes, if any, assessed pursuant to the provisions of Revenue and Taxation Code Sections 75 through 75.80, inclusive, not yet due and payable;

3.	All easements, licenses, rights-of-ways and similar agreements, of record as of the date of execution of this Agreement.

4.
A Land Conservation Contract(s) under the California Land Conservation Act of 1965, as amended, contained at California Government Code Section 51200 et seq., commonly referred as the “Williamson Act;”

5.	The Lease;

6.	All applicable zoning Laws and building restrictions now and in effect as of the Closing;

7.	Any exceptions to title created by Buyer; and,

8.	Any other exceptions to title approved or deemed approved by Buyer pursuant to Section 4.2(b), or specifically waived in writing by Buyer.

Crops. “Crops” collectively means any and all of Tenant’s right, title and interest in any and all crops currently growing, harvested, or to be grown upon the Land under the respective Lease, whether remaining located on the Land or in storage or other facilities and the proceeds of the sale or other disposition of the same. The Crops are owned solely and exclusively by Tenant.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 7 OF 58

Deed. “Deed” means the deed from Seller, as the grantor, to Buyer, as the grantee, in substantially the same form attached hereto as Exhibit “D” and incorporated herein by reference as if fully set forth at length.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 8 OF 58

Deposit. “Deposit” has the meaning defined in Section 1.2, and shall include all interest accrued thereon.

Diego Ranch. “Diego Ranch” has the meaning defined in Paragraph “A” of the “Recitals” portion of this Agreement.

Diego Ranch Lease. “Diego Ranch Lease” has the meaning defined in Paragraph “B” of the “Recitals” portion of this Agreement.

Due Diligence Period. “Due Diligence Period” has the meaning defined in Section 1.3.

Effective Date. “Effective Date” has the meaning defined in the opening paragraph of this Agreement.

Environmental Law. “Environmental Law” means any applicable Law (as defined in this Section 2.3) relating to the control, disposal, exposure to, generation, handling, regulation of, storage, treatment or transportation of Hazardous Materials (as defined in this Section 2.3).

Escrow. “Escrow” means the escrow opened at the Title Company to consummate the transaction contemplated by this Agreement pursuant to Section 6.2.

Escrow Instructions. “Escrow Instructions” collectively means this Agreement and the Title Company’s standard form escrow instructions consistent with this Agreement. The parties acknowledge and understand that the Escrow Instructions may be supplemented at the request of the Title Company. To the extent of any inconsistency between such standard form escrow instructions and this Agreement, this Agreement shall control, govern, take precedence and otherwise prevail.

Exchange Documents. “Exchange Documents” has the meaning defined in Section 7.18.

Excluded Improvements. “Excluded Improvements” has the meaning defined in Paragraph “D” of the “Recitals” portion of this Agreement.

Fax. “Fax” has the meaning defined in Section 7.6(iii).

Governmental Agency; Governmental Agencies. “Governmental Agency” means the UNITED STATES GOVERNMENT, the STATE OF CALIFORNIA, COUNTY OF STANISLAUS, a California political subdivision, and/or all other applicable courts, governmental authorities, public and quasi-public agencies, or rulemaking authorities having jurisdiction over the Property. “Governmental Agencies” is the plural of Governmental Agency.

Hazardous Materials. “Hazardous Materials” means and refers to any substance, material or waste which is or becomes: (i) regulated by any Governmental Agency as a hazardous waste; (ii) is defined as a “solid waste,” “sludge,” “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “Non-RCRA hazardous waste,” “RCRA hazardous waste,” or “recyclable material,” under any federal, state or local statute, regulation, or ordinance, including, without limitation, California Health and Safety Code Sections 25115, 25117, 25117.9, 25120.2, 25120.5, 25122.7, 25140 or 25141; (iii) defined as a “Hazardous Substance” under California Health and Safety Code Section 25316; (iv) defined as a “Hazardous Material,” “Hazardous Substance” or “Hazardous Waste” under California Health and Safety Code Section 25501; (v) defined as a “Hazardous Substance” under California Health and Safety Code Section 25281; (vi) asbestos;

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 9 OF 58

(vii) petroleum products, including, without limitation, petroleum, gasoline, used oil, crude oil, waste oil, and any fraction thereof, natural gas, natural gas liquefied, methane gas, natural gas, or synthetic fuels, (viii) materials defined as hazardous or extremely hazardous pursuant to any other applicable Law not referenced herein; (ix) pesticides, herbicides and fungicides; (x) polychlorinated biphenyls; (xi) defined as a “Hazardous Substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 United States Code [“U.S.C.”] Section 1251 et seq.); (xii) defined as a “Hazardous Waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or 40 Code of Federal Regulations (“C.F.R.”) Section 239 et seq.; (xiii) defined as a “Hazardous Substance” or “Mixed Waste” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and regulations promulgated thereunder; (xiv) defined as a “Hazardous Substance” pursuant to Section 401.15 of the Clean Water Act, 40 C.F.R. Section 116; (xv) defined as an “Extremely Hazardous Substance” pursuant to Section 302 of the Superfund Amendments and Reauthorizations Act of 1986, 42 U.S.C. Section 11002 et seq. or 40 C.F.R. Section 300 et seq.; (xvi) defined as “medical waste” pursuant to California Health and Safety Code Section 25023.2; (xvii) defined as a “Hazardous Air Pollutant” pursuant to the Federal Clean Air Act, 42 U.S.C. Section 7401 et seq.; (xviii) defined as likely to cause “unreasonable adverse effects on the environment” pursuant to the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq.; or, (xix) defined as like to present an “unreasonable risk of injury to health or the environment” pursuant to Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq. For the purposes of this Agreement, used tires and asphalt shall not be considered Hazardous Materials.

Improvements. “Improvements” collectively means any and all of the following equipment, fixtures, improvements and tangible personal property, concerning the Land:

a.	Permanent irrigation and water distribution system in, on or under the Property, including, without limitation, the following to the extent applicable:

i.
Permanently installed aboveground and belowground irrigation and water distribution equipment, including, without limitation, fixed irrigation equipment (including irrigation and return pumps), casings, risers, water well structures, culverts, irrigation and water pipelines, motors, pumps, pump house, utility power lines and valves, including, without limitation, filter stations and related systems and all related power and control units and systems; and,

ii.	Permanently installed ditches, ponds, lined and unlined reservoirs and weirs; and,

b.
Amenities, appurtenances, betterments, buildings, fixtures, structures and other improvements in, on or under, or affixed to the Property, whether above-or belowground, including, without limitation, such fixtures that would be considered for a trade, manufacture, ornamental or domestic use pursuant and subject to California Civil Code Section 1019 including, without limitation, shops, storage sheds, and fuel and chemical storage tanks.

The Improvements do not include, and specifically exclude, the Crops and/or the Excluded Improvements.

Independent Contract Consideration. “Independent Contract Consideration” has the meaning defined in Section 3.5.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 10 OF 58

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 11 OF 58

Land. “Land” has the meaning defined in Paragraph “C” of the “Recitals” portion of this Agreement.

Law; Laws. “Laws” collectively shall mean any and all acts, administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority or entity charged with the enforcement, interpretation or administration thereof, agreements with, approvals, authorizations, awards, codes, consents, declarations, decrees, directed duties, directives, guideline documents, guidelines, edicts, exemptions, injunctions, judgments, laws, licenses, non-contractual restriction, orders, ordinances, permits, process, regulations, requests, requirements, rules, rulings, sanctions, standards, statutes, treatises, waivers and/or writs, now in force or as may be enacted or amended, changed, modified, promulgated, revised, or supplemented, of any and all Government Agencies. “Law” is the singular version of Laws.

Lease Assignment. “Lease Assignment” means the “Assignment and Assumption of Lease” conveying Seller’s interest in the Lease in substantially the same form attached hereto as Exhibit “E” and incorporated herein by reference as if fully set forth at length.

Lease. “Lease” has the meaning defined in Paragraph “C” of the “Recitals” portion of this Agreement.

Notice to Tenant. “Notice to Tenant” has the meaning defined in Section 6.11.

Opening of Escrow. “Opening of Escrow” shall mean the date that both an original of this Agreement signed by the parties has been deposited into Escrow, and Buyer has deposited the full amount of the Deposit into Escrow.

Party; Parties. “Party” and “parties” have the meanings defined in the opening paragraph of this Agreement.

Preliminary Title Report. “Preliminary Title Report” means the preliminary title report for the Land in an electronic/“ePre” format with hyperlinks to such title exception documents (collectively the “Title Documents”) and, if applicable, a colored map(s) with plotted easements issued by the Title Company at Seller’s sole cost and expense without right of reimbursement from Buyer pursuant to Section 4.1(c); provided, however, that any additional cost incurred to issue a preliminary title report precedent to issuance of an ALTA Owner’s Policy of Title Insurance with extended coverage, if elected by Buyer as provided in the definition of “Title Policy” in this Section 2.3, shall be borne by Buyer without right of reimbursement from Seller.

Property. “Property” has the meaning defined in Paragraph “C” of the “Recitals” portion of this Agreement. “Property” collectively means Seller’s interest in the following:

a.	The Land;

b.	The Appurtenant Rights

c.	The Improvements;

d.	The Lease;

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 12 OF 58

e.
Any and all oil, gas and other hydrocarbon substances, and minerals, including, without limitation, all coal, metals, ores, sand, gravel and the like within or underlying the Land and owned by Seller and not reserved or excepted in prior deeds of record, if any; and,

f.
Any and all water, water agreements or contracts, water rights (whether riparian, appropriative, groundwater, overlying, prescriptive, surface water or otherwise, and whether or not appurtenant), and water stock concerning, or relating to the Land, or within or underlying the Land and owned by Seller and not reserved or excepted in prior deeds of record, if any, and that are assignable by Seller and assumable by Buyer.

The Property does not include, and specifically excludes, the Crop and the Excluded Improvements.

Property Documents. “Property Documents” has the meaning defined in Section 4.1(a).

Purchase Price. “Purchase Price” has the meaning defined in Section 1.1.1.

Seller. “Seller” has the meaning defined in the opening paragraph of this Agreement.

Seller Group. “Seller Group” has the meaning defined in Section 5.2.1

Taxes. “Taxes” has the meaning defined in Section 6.6.1.

Tenant. “Tenant” has the meaning defined in Paragraph “B” of the “Recitals” portion of this Agreement.

Tenant Estoppel Certificate. “Tenant Estoppel Certificate” means the “Tenant Estoppel Certificate” completed and then executed by Tenant in favor of Buyer in substantially the same form attached hereto as Exhibit “F” and incorporated herein by reference as if fully set forth at length.

Title Company. “Title Company” means CHICAGO TITLE INSURANCE COMPANY, a Nebraska corporation.

Title Defect. “Title Defect” has the meaning defined in Section 4.2(b).

Title Documents. “Title Documents” has the meaning defined in the definition of “Preliminary Title Report” in this Section 2.3.

Title Policy. “Title Policy” means the respective CLTA Owner’s Policy of Title Insurance for the Land in the amount of the Purchase Price, issued by the Title Company that insures that title to the Property is vested in Buyer subject only to the Conditions of Title. At the election of Buyer, Buyer may obtain an ALTA Owner’s Policy of Title Insurance with extended coverage, together with any endorsements thereto as may be requested by Buyer, subject to Buyer’s payment of the additional premium or cost therefor. Seller agrees to provide an owner’s/seller’s affidavit or declaration to the Title Company in order to provide it with the information necessary to comply with commitment requirements, to provide extended coverage (i.e., for the removal or modification of the pre-printed exceptions for parties in possession, mechanics’ liens and notice of assessments), or otherwise give facts about ownership or title aspects of the Property.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 13 OF 58

Title Review Period. “Title Review Period” has the meaning defined in Section 1.4.

U.S.C. “U.S.C.” has the defined in the definition of “Hazardous Materials” in this Section 2.3.

ARTICLE III. PURCHASE AND SALE OF THE PROPERTY

3.1.    Purchase and Sale; “AS IS”/”WITH ALL FAULTS” Condition. Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller upon and “AS IS”/“WITH ALL FAULTS”/“WHERE IS” basis and upon all other terms, covenants and conditions set forth in this Agreement. Except for and subject to Seller’s express warranties and representations made in Section 5.1 or elsewhere in this Agreement, Buyer acknowledges and agrees that upon Closing, Seller agrees to sell the Property to Buyer and Buyer agrees to purchase the Property from Seller upon an “AS IS” / “WITH ALL FAULTS” / “WHERE IS” basis. Except for Seller’s express warranties and representations made in Section 5.1, the implied warranties made in the Deed as specified in California Civil Code Section 1113, or elsewhere in this Agreement, Buyer has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any other express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (specifically including, without limitation, property information packages distributed with respect to the Property) made or furnished by Seller, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing, including, without limitation, statements, documents or other information provided by Tenant. Except for Seller’s express warranties and representations made in Section 5.1, the implied warranties made in the Deed as specified in California Civil Code Section 1113 or elsewhere in this Agreement, Buyer represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that it is relying solely on its own expertise and that of Buyer’s consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Buyer will conduct such inspections and investigations of the Property as Buyer deems necessary, including, without limitation, the physical and environmental conditions thereof, and, subject to Seller’s express warranties and representations made in Section 5.1, the implied warranties made in the Deed as specified in California Civil Code Section 1113 or elsewhere in this Agreement, shall rely upon same. Buyer acknowledges that, if Seller complies with the conditions, provisions and terms of this Agreement, Seller shall have afforded Buyer a full opportunity to conduct such investigations of the Property as Buyer deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Buyer also acknowledges that the Property has been operated as a commercial farm for many years, and that certain agricultural chemicals, some of which may be considered toxic or hazardous, have been used and stored thereon. Upon Closing but subject to Seller’s express warranties and representations made in Section 5.1, the implied warranties made in the Deed as specified in California Civil Code Section 1113 or elsewhere in this Agreement, Buyer shall assume the risk that adverse matters, including, without limitation, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Buyer’s inspections and investigations. Buyer hereby represents and warrants to Seller that Buyer shall have had, by the Closing Date, adequate opportunity to consult with legal counsel, agricultural, environmental and other advisors and consultants in connection with the transaction contemplated by this Agreement. Buyer waives any and all rights or remedies it may have or be entitled to, deriving from disparity in size or from any significant disparate bargaining position in relation to Seller. AGAIN, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN SECTION 5.1, THE

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 14 OF 58

IMPLIED WARRANTIES MADE IN THE DEED AS SPECIFIED IN CALIFORNIA CIVIL CODE SECTION 1113 OR ELSEWHERE IN THIS AGREEMENT, BUYER REPRESENTS THAT IT IS PURCHASING THE PROPERTY IN AN “AS IS”/“WITH ALL FAULTS”/”WHERE IS” CONDITION. AGAIN, EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES MADE IN SECTION 5.1, THE IMPLIED WARRANTIES MADE IN THE DEED AS SPECIFIED IN CALIFORNIA CIVIL CODE SECTION 1113 OR ELSEWHERE IN THIS AGREEMENT, BUYER DOES HEREBY WAIVE, AND SELLER DOES HEREBY DISCLAIM, ALL WARRANTIES OF ANY TYPE OF KIND WHATSOEVER WITH RESPECT TO THE PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE, TENANTABILITY OR HABITABILITY.

3.2.    Payment of the Purchase Price. Buyer shall pay the Purchase Price to Seller on the Closing Date pursuant to Section 6.4.2(a). The Purchase Price shall be paid as follows:

a.	The Deposit; and,

b.
The balance of Ten Million Forty-Five Thousand One Hundred Sixty-Eight Dollars and No Cents ($10,045,168.00) payable in either cash, cashier’s check, or by wire transfer to Seller at the Close of Escrow.

As between the legal parcels of Property, the Purchase Price shall be allocated pursuant to Section 3.4.

3.3.    Deposit. Buyer shall pay into Escrow the Deposit in the amounts, upon the conditions, provisions’ and terms, and within the time periods specified in Section 1.2. Upon the expiration of the Due Diligence Period and if Buyer has not elected to terminate the Agreement and the transaction contemplated thereunder, and any accrued interest thereon, the Deposit shall be applicable to the Purchase Price and nonrefundable except as otherwise provided in this Agreement. The parties agree that the Deposit shall be applied to the Purchase Price at the Closing pursuant to 6.4.2(a) or, in the event of a default or breach of this Agreement by Buyer, the Deposit shall constitute liquidated damages pursuant to Section 7.1. The parties also agree that the Deposit shall be fully refundable to Buyer in the event Buyer exercises its right to terminate the Agreement during the Due Diligence Period, pursuant to Section 4.2(a) or in the event of a default or breach of this Agreement by Seller.

3.4.    Allocation of Purchase Price. Subject to Section 6.9.2, the parties acknowledge, understand and agree that the Purchase Price shall be allocated only and solely to the Property. For all purposes, including for real property like-kind exchange purposes under Section 7.18, the parties also acknowledge, understand and agree that the Purchase Price shall be allocated amongst the legal parcels constituting the Property as follows:

ASSESSOR’S PARCEL NO.	ASSESSED ACREAGE	PURCHASE PRICE ALLOCATION
020-080-012	640.00	$6,776,229.00
020-008-013	318.00	$3,366,939.00
TOTAL	958.00	$10,143,168.00

3.5.    Independent Consideration. Contemporaneously with the execution and delivery of this Agreement and as part of the Deposit, Buyer shall pay to Seller, and Seller hereby acknowledges the receipt of said payment by its execution of this Agreement, the amount of One Hundred Dollars and No Cents

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 15 OF 58

($100.00) (the “Independent Contract Consideration”). The Independent Contract Consideration is independent consideration for Buyer’s right to inspect and conduct due diligence regarding the Property for the purpose of considering its purchase from Seller pursuant to this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement; provided, however, that it is applicable to the Purchase Price at Closing. The Independent Contract Consideration is non-refundable, is bargained for and fully earned, and shall be retained by Seller notwithstanding any other condition, provision or term of this Agreement. Buyer’s duty, obligation and responsibility to deliver the Independent Contract Consideration shall survive the termination of this Agreement.

3.6.    No Loan Contingency. Buyer obtaining a loan for the purchase of the Property is not a contingency of this Agreement. If Buyer does not obtain a loan and as a result Buyer is unable to purchase the Property in accordance with the terms of this Agreement, Seller shall be entitled to the Deposit and any and all other legal remedies as provided herein. Notwithstanding the foregoing or anything herein to the contrary, Buyer shall have the right, one time, to extend the Closing Date, but not the Due Diligence Period, by fifteen (15) days in order only to secure financing which right may be exercised by delivering written notice to Seller prior to the end of the Due Diligence Period.

ARTICLE IV. CONDITIONS TO CLOSE OF ESCROW

4.1.    Conditions. Buyer’s duty, obligation and responsibility to purchase the Property or otherwise to perform any duty, obligation or responsibility under this Agreement shall be expressly conditioned upon the fulfillment of each of the following conditions on or before the expiration of the Due Diligence Period, unless another time period is specified below:

a.
To the extent that such documents are applicable, exist, are in Seller’s custody or possession, or are available to Seller, Buyer’s review and approval of the documents, information and materials concerning or related to the Property contained in the electronic data room set up by Seller and to which Buyer has had access prior to the Effective Date (collectively the “Property Documents”). Under no circumstances shall Seller be obligated to make available to Buyer any documents protected by attorney-client privilege or attorney work product protection, tax returns, internal memoranda, appraisals, or other proprietary documentation and/or information;

b.	Seller shall provide Buyer with the Tenant Estoppel Certificate completed and then executed by Tenant;

c.	On or before the expiration of the Title Review Period, to review same and approve or disapprove of the Preliminary Title Report and all exceptions to title shown therein;

d.
Buyer’s inspection and approval in Buyer’s sole and absolute discretion of any and all access, economic, endangered plant or animal species or habitat issues or restrictions, engineering, entitlement, environmental, land use, legal, permitting, physical, soils, surveying, utility, water and zoning matters relating to the Property including, without limitation, Buyer’s approval of the following: (i) the feasibility of the Property for Buyer’s anticipated use of the Property; (ii) Buyer’s review and

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 16 OF 58

approval of a soils report issued at Buyer’s sole cost and expense by a soils engineer designated by Buyer, and a Phase 1 environmental site assessment issued at Buyer’s sole cost and expense by an environmental consultant designated by Buyer; (iii) Buyer’s inspection and approval of the physical condition of the Property and its appurtenances, including any water wells and irrigation systems, including current water volume, historic well pumping records, if any, and equipment condition; and, (iv) the results of any inspection, test, examination, audit, study, review, analysis or other review conducted by Buyer, including, without limitation, site surveys (including an ALTA survey, if any), zoning and land use restrictions, public and private, present and future access, geological and environmental testing, drainage conditions, the presence of Hazardous Materials, and any other condition or circumstance on or relating to the Property which may affect the Property or Buyer’s anticipated use of the Property; and,

e.
The commitment of the Title Company to issue, subject only to payment of the normal premium, and the issuance of the Title Policy upon the Closing, and Seller shall have delivered to the Title Company such documents as are reasonable and customary in similar transactions, and shall have performed such other acts, as the Title Company shall reasonably require in order to issue the Title Policy.

The failure of Buyer to provide written notice to Seller that the Property is acceptable on or before the expiration of the Due Diligence Period shall be deemed by the parties as Buyer’s approval of the Property pursuant to Section 4.2(b).

4.2.    Failure of Conditions. Subject to Section 6.4, should Buyer disapprove any of the conditions set forth in Section 4.1 within the time specified, Buyer shall have the power, exercisable in its sole and absolute discretion by giving of written notice to Seller, of either of the following:

a.
To terminate this Agreement and recover any amounts paid on account of the Purchase Price, including the Deposit, less the Independent Consideration, or any documents delivered pursuant to the provisions of this Agreement, in which event the parties shall be relieved and released of any further duties, obligations and responsibilities hereunder except for Seller’s right to retain the Independent Contract Consideration as provided in Section 3.5, any continuing indemnification obligations as set forth in Section 5.4, and subject to the payment of any escrow and title cancellation fees as provided in Section 6.7; or,

b.
To waive such condition and proceed with the Closing; provided, however, that Buyer’s failure to so approve or disapprove of any such condition shall be deemed approval thereof; provided further, however, that should Buyer disapprove of any exception to title (the “Title Defect”) pursuant to Section 4.1(c) within the time specified, Buyer shall first give five (5) business days written notice of the Title Defect which it has disapproved, and Seller shall have an additional five (5) business days after receiving the notice of Title Defect thereafter to determine whether it is willing or able to correct such Title Defect.

Seller shall give written notice to Buyer within such five (5) business day period whether it is willing or able to correct such Title Defect. If Seller is unwilling or unable to correct any such Title Defect, Buyer shall have the right to exercise the remedy contained in Section 4.2(a). If Seller states that it is willing and able

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 17 OF 58

to do so, then Seller shall proceed to correct the Title Defect as soon as is practicable, and in all events prior to Closing, and if Seller is thereafter unable to correct the Title Defect prior to the Closing, Buyer shall continue to have the right to exercise the remedy specified in Section 4.2(a).

No Title Defect may be insured over or removed of record by indemnification or similar arrangement with the Title Company without Buyer’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. No satisfaction or waiver of any condition by Buyer shall reduce or eliminate the rights or remedies of Buyer by reason of any breach of any covenant, representation, or warranty made by Seller in this Agreement. Notwithstanding anything in this Agreement to the contrary, Seller shall remove any and all monetary encumbrances, deeds of trust, liens, mortgages, etc., against the Property at or prior to the Closing at Seller’s sole cost and expense with no right of reimbursement from Buyer. If Seller is unwilling or unable to remove such monetary encumbrances, deeds of trust, liens, mortgages, etc., against the Property at or prior to the Closing, Buyer shall have the right to exercise the remedy contained in Section 4.2(a).

4.3.    Approval of Conditions; Conditions Precedent to Closing.

4.3.1.    Approval of Conditions. Subject to Sections 4.4 and 5.1, Buyer’s approval of all the conditions set forth in Section 4.1, or Buyer’s written waiver of all disapproved and/or unsatisfied conditions set forth in Section 4.2 shall constitute Buyer’s acknowledgment and agreement that Buyer has examined and approved all matters concerning the Property and all other rights to be acquired.

4.3.2.    Conditions Precedent to Seller’s Obligation to Close of Escrow. The following conditions are for Seller’s benefit only to close Escrow/the Closing and consummate the sale of the Property shall be satisfied as of the Closing Date:

a.	Buyer shall have deposited with Escrow all duly executed documents required to be deposited pursuant to Section 6.4.2(b) or any other provision of this Agreement;

b.	Buyer shall have deposited the Purchase Price minus the Deposit plus any additional amounts required under Section 6.4.2(a) into Escrow; and,

c.
The representations and warranties made by Buyer in this Agreement shall be accurate, correct and true as of the Closing Date with the same effect as though such representations and warranties had been made or given at the Closing, and Buyer shall have performed and complied in all respects with its duties, obligations and responsibilities under this Agreement which are to be performed by Buyer or complied with by Buyer prior to or upon the Closing Date, including, without limitation, Buyer’s deposit with Title Company of all duly executed documents set forth in Section 6.4.2.

Each of the conditions specified in this Section 4.3.2 are solely for Seller’s benefit and may only be waived in writing by Seller.

4.3.3.    Conditions Precedent to Buyer’s Close of Escrow. The following conditions are for Buyer’s benefit only to close Escrow/the Closing and to consummate the purchase the Property shall be satisfied as of the Closing Date:

a.	Seller shall have deposited with Escrow all duly executed documents required to be deposited pursuant to Section 6.4.1 or any other provision of this Agreement;

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 18 OF 58

b.	There shall be no pending or threatened condemnation or taking of any part of the Property as of the Closing Date;

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 19 OF 58

c.
The commitment of the Title Company to issue, subject only to payment of the normal premium, and the issuance of the Title Policy upon the Closing Date, and Seller shall have delivered to the Title Company such documents as are reasonable and customary in similar transactions, and shall have performed such other acts, as the Title Company shall reasonably require in order to issue the Title Policy effective as of the Closing Date;

d.
Subject to the farming and harvesting of the Crops, and the possible implementation of Laws concerning water, the Property being, in all material respects, in the same condition on the Closing Date as it was on the Effective Date;

e.
Seller’s delivery to Buyer upon the Closing Date of fee title to the Property by delivery of the Deed pursuant to Section 6.1 and the fulfillment of each of the other conditions and covenants contained in Article VI, including, without limitation, delivery of possession of the Property pursuant to Section 6.10;

f.
The representations and warranties made by Seller in this Agreement shall be accurate, correct and true as of the Closing Date with the same effect as though such representations and warranties had been made or given at the Closing, and Seller shall have performed and complied in all respects with its duties, obligations and responsibilities under this Agreement which are to be performed by Seller or complied with by Seller prior to or upon the Closing Date, including, without limitation, Seller’s deposit with Title Company of all duly executed documents set forth in Section 6.4.1;

g.	Seller’s delivery of possession of the Property pursuant to Section 6.10; and,

h.	There shall have been no material adverse change in the financial condition of the Tenant prior to the end of the Due Diligence Period.

Each of the conditions specified in this Section 4.3.3 are solely for Buyer’s benefit and may only be waived in writing by Buyer.

4.4.    Damage or Destruction; Eminent Domain or Condemnation; Maintenance of Property.

4.4.1.    Destruction of the Property. If, prior to the Closing, there shall be catastrophic damage to or destruction of all or a major portion of the Property, Buyer shall have the right to terminate this Agreement, in which event the Deposit shall be returned to Buyer and neither party shall have any further rights or obligations hereunder. If Buyer does not elect to terminate the contract pursuant to this Section 4.4.1 at Closing, Buyer and Seller shall proceed with the Closing (with no change in the amount of the Purchase Price) and Seller shall assign all insurance proceeds to Buyer received from its insurance carriers and others as a consequence of such destruction. The provisions of California Civil Code Section 1662(a) are hereby waived by the parties, and this Section 4.4.1 shall govern any damage or of such destruction of the Property.

4.4.2.    Eminent Domain or Condemnation of the Property. If, prior to the Closing, any of the Property is the subject of any eminent domain or condemnation proceeding, whether actual or threatened (in writing), temporary or permanent, partial or total (a “Condemnation Action”), and the Condemnation

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 20 OF 58

Action would, in Buyer’s sole and absolute judgment, adversely affect the use of the Property or result in the diminution in the value of the Property, Buyer may, at its option, either: (i) terminate this Agreement as provided in Section 4.2; or, (ii) close the transaction contemplated herein, in which event Seller shall assign to Buyer all of Seller’s right, title and interest in and to the Condemnation Action and any awards, damages or other compensation arising from the Condemnation Action, when such sums are received by Seller or on the Closing, whichever occurs later. Unless or until Buyer has exercised its right to terminate this Agreement, Seller shall take no action with respect to the Condemnation Action without the prior written consent of Buyer.

4.4.3.    Maintenance, Farming and Operation of the Property. Except as otherwise provided in Sections 4.4.1 and 4.4.2, Seller shall use commercially reasonable efforts to require Tenant to maintain, farm and operate the Property until the Closing Date in the same manner as it is being maintained, farmed and operated as of the Effective Date.

ARTICLE V. COVENANTS, REPRESENTATIONS AND WARRANTIES

5.1.    Covenants, Representations and Warranties. The parties each make the following covenants, representations and warranties, in addition to any covenants, representations or warranties specified to be made by Seller or Buyer elsewhere in this Agreement, each of which representations and warranties only shall do the following: (i) survive the Closing and the recordation of the Deed as set forth at the end of this Section 5.1; (ii) be deemed material and being relied upon by the other; (iii) be true in all respects as of the date each is made; (iv) the term “to the best of Seller’s knowledge” when used in this Section 5.1 means the actual knowledge of NEIL JEHLE and GRIFFIN MOAG, without the imputation of knowledge either from facts which may be disclosed in the public record or that might have been obtained from diligent inquiry or investigation; and, (v) be true in all material respects on the Closing:

Covenants, Representations and Warranties

a.
Seller shall grant Buyer and its agents and employees, as of the Effective Date, the right to enter the Property at any time prior to the Closing Date for the purpose of inspecting the Property, making such surveys or performing such tests or studies as it may deem appropriate and performing any other duties, obligations and/or responsibilities of Buyer under this Agreement, including satisfaction of any of the conditions set forth in Article IV; provided, however, that: (i) all such activities shall not include any invasive or destructive testing or any phase II environmental tests without the prior written consent of Seller as exercised in its reasonable discretion; (ii) shall be at Buyer’s sole cost and expense without right of reimbursement from Seller; (iii) Buyer shall not unreasonably interfere with Seller’s and/or Tenant’s existing activities on the Property; and, (iv) Buyer shall indemnify, hold harmless and defend Seller and Tenant from and against any claim, loss, damage or expense, including, without limitation, any and all reasonable attorneys’ fees, asserted against or suffered by Seller as a result of any such entry pursuant to Section 5.4.2. Buyer will keep the Property free from mechanic’s and materialmens’ liens attributable or arising from its activities on the Property. Buyer shall repair any and all damage to any portion of the Property including, without limitation, the Crops, arising out of the acts or omissions of Buyer or its representatives while on the Property or in the conduct of any evaluations or other activities contemplated by this Agreement. Buyer shall maintain comprehensive general liability and property damage

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 21 OF 58

insurance in an amount not less than One Million Dollars and No Cents ($1,000,000.00) covering its and its agents’ advisors and employees’ activities on the Property and naming Seller and Tenant as additional insured and providing for thirty (30) days’ prior written notice to Seller of any cancellation thereof and shall, promptly after execution of this Agreement (and prior to Buyer or any of its representatives going onto the Property), deliver to Seller proof satisfactory to Seller that such insurance is in force and effect and that Seller and tenant have been named as an additional insured;

b.
As of the Effective Date and prior to the Closing, Seller shall not do any of the following without Buyer’s prior written consent: (i) enter into any agreement, contract or lease with respect to the Property which will survive the Closing or otherwise materially affect the use, operation or enjoyment of the Property after the Closing without Buyer’s prior written consent; or, (ii) change, modify, supplement, amend or cancel any existing agreement, contract or lease with respect to the Property, including, without limitation, the Lease, without Buyer’s prior written consent. Buyer’s failure to approve any request for consent hereunder within five (5) business days from written request shall be deemed to be Buyer’s disapproval of same;

c.
To the best of Seller’s knowledge, Seller hereby represents and warrants that there are no, and Seller has not received any written notice that there are any, actions, suits, proceedings, judgments, orders, decrees, defaults, delinquencies or deficiencies existing, pending, noticed, threatened, proposed or contemplated, against the Property or against Seller or relating to its business, properties or assets before or by any court, administrative agency or private party including, without limitation, planned public improvements, special assessments or condemnation actions, which in any way would affect Seller’s ability to carry out its duties, obligations and/or responsibilities under this Agreement or would result in any charge being levied or assessed against, or will result in the creation of any lien or assessment on or against, the Property, except as otherwise shown in the Conditions of Title;

d.
To the best of Seller’s knowledge, Seller hereby represents and warrants as follows: (i) that neither this Agreement, nor anything provided to be done hereunder, shall violate, cause a breach of or constitute a default under any written or oral contract, agreement, instrument, indenture, mortgage, deed of trust, bank loan, credit agreement, note, evidence of indebtedness, lease, license, undertaking or other agreement or instrument to which Seller is a party, or which affects the Property; or, (ii) that consummation of the sale, transfer, assignment and further encumbrance contemplated herein shall not result in the violation of any applicable Law;

e.
To the best of Seller’s knowledge, Seller hereby represents and warrants that none of the Property Documents contain or shall intentionally contain any materially untrue statement of a material fact or omit or shall intentionally omit to state a material fact, necessary to make the statements of facts contained therein not misleading. Seller shall promptly notify Buyer of any change in facts of which Seller actually becomes aware that would make any representation and warranty of Seller as contained herein materially incorrect. The parties also understand that

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 22 OF 58

such duty, obligation and responsibility to provide the foregoing notice to Buyer shall in no way relieve Seller of any liability for a breach by Seller of any of its covenants, representations or warranties contained in this Agreement, except that Seller shall have no liability under this Agreement in the event of a change in circumstances that occurs after the Effective Date. In the event Seller advises Buyer in writing of a change in circumstances that would render any representation and warranty materially misleading, Buyer shall have the right to terminate this Agreement by written notice to Seller within three (3) business days of receipt of said information, in which event the Deposit shall be returned to Buyer, and except for the obligations that survive termination, Buyer shall have no further obligations to Seller nor shall Seller have any further obligation to Buyer. Should Buyer not so terminate the Agreement and proceed to Closing, Buyer shall be deemed to have waived any and all rights with respect to the inaccuracy of any such representation and warranty;

Property Status

f.
Subject to the Conditions of Title, and to the best of Seller’s knowledge and except as may be set forth in any of the documents provided to Buyer by Seller under Section 4.1(a), Seller hereby represents and warrants, that Seller has no knowledge and has not received written notice that: (x) any person or entity has a right of first refusal, right to purchase, to lease or to possess or occupy the Property; and, (y) there are no uncured breaches of the easements included in the Conditions of Title. To the best of Seller’s knowledge, Seller also hereby represents and warrants the following specifically with regard to the Lease: (i) any rent or additional rent due, owing and payable under the Lease has been paid in full and timely by Tenant; (ii) to the best of Seller’s knowledge, no breach exists on the part of Seller under the Lease; (iii) except as otherwise set forth in the letter of Seller to Tenant dated June 14, 2016, to the best of Seller’s knowledge, no breach exists on the part of Tenant under the Lease; (iv) there are no rights or options whatsoever to purchase or otherwise acquire the Property or any portion thereof under the Lease; and, (v) no person or firm other than Seller and Tenant are in possession of the Property. Nothing contained in the Deed shall limit the foregoing warranty;

g.
To the best of Seller’s knowledge, Seller hereby represents and warrants that the Property and/or the operations thereon are not in any material violation in any way of any applicable Law, including, without limitation, any zoning restriction;

h.
Except for agricultural chemicals and fuel used in agricultural operations, some of which may be considered toxic or hazardous, that have been, and continue to be legally used and stored thereon by Seller and/or Tenant, also except as disclosed in the Property Documents, and additionally subject to the best of Seller’s knowledge, Seller, hereby represents and warrants as follows: (i) that there are no underground storage tanks on the Property; (ii) that there are no Hazardous Materials on the Property, whether on, in or under the soil, groundwater or otherwise; (iii) that Seller has not stored, deposited, buried or in any other way left beneath the ground on the Property any materials whatsoever, whether organic or inorganic, except in accordance with applicable Laws, including, without limitation, Environmental Laws; (iv) that there are no and have been no private or governmental claims or

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 23 OF 58

judicial or administrative actions or proceedings pending, or threatened, against Seller relating to environmental impairment or regulatory requirements in connection with the Property or any operations thereon; and, (v) that there has been no release of Hazardous Materials located on or under the Property that would require notice to Buyer pursuant to California Health and Safety Code Section 25359.7;

i.
With the exception of the Lease, Seller represents and warrants that, as of the Closing, there shall be no outstanding contracts made by Seller for any improvements to the Property which have not been fully paid, except for contracts assigned and assumed by Buyer as provided in this Agreement, or any unpaid utility charges or employee salaries or other accrued benefits relating to operations on the Property prior to the Closing Date. Seller shall cause to be discharged as of the Closing all other encumbrances, liens, bonds and mechanics’ or materialmen’s liens arising from any labor and material furnished to the Property prior to the Closing;

Party Status

j.
Seller represents and warrants that it is not a foreign individual, foreign corporation, foreign limited liability company, foreign partnership or foreign estate as defined in the Internal Revenue Code and Income Tax Regulations. Seller shall deliver to the Title Company and Buyer on the Closing a duly executed Affidavit of Non-Foreign Status for each Seller;

k.
Seller represents and warrants as follows: (i) it is a single-member limited liability company duly organized under and by virtue of the Laws of the State of Washington, is active and in good standing, authorized to do business in the State of California, and disregarded for federal income tax purposes; (ii) it has the full right and authority to enter into this Agreement, and to consummate the sale, transfer, assignment and further encumbrance contemplated herein; (iii) that the person or persons signatory to this Agreement and any documents executed pursuant hereto on behalf of Seller have full power and authority to bind Seller and shall duly execute and, if required, acknowledge such documents; and, (iv) all such authorizations shall remain in full force and effect at all times necessary to fully consummate the transaction subject to this Agreement;

l.
Buyer represents and warrants as follows: (i) it is a limited partnership duly organized under and by virtue of the Laws of the State of Delaware which is (or prior to Closing will be) active and in good standing, and authorized to do business in the State of California; (ii) it has the full right and authority to enter into this Agreement, and to consummate the sale, transfer, assignment and further encumbrance contemplated herein; (iii) that the person or persons signatory to this Agreement and any documents executed pursuant hereto on their behalf have full power and authority to bind them and shall duly execute and, if required, acknowledge such documents; and, (iv) all such authorizations shall remain in full force and effect at all times necessary to fully consummate the transaction subject to this Agreement;

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 24 OF 58

m.
Each party represents and warrants that: (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control or otherwise, as a terrorist, “Specially Designated National,” “Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any Law that is enforced or administered by OFFICE OF FOREIGN ASSETS CONTROL, a federal public agency, or another federal Governmental Agency; and, (ii) Buyer is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation Notwithstanding anything contained in the foregoing to the contrary, Buyer shall have no duty to investigate or confirm that any stockholders of GLADSTONE LAND CORPORATION, a Maryland corporation or unit holders of GLADSTONE LAND LIMITED PARTNERSHIP, a Delaware limited partnership, are in compliance with the provisions of this section, and any violation by any such shareholders or unit holders shall not be a breach or default by Seller hereunder;

n.
Seller represents and warrants that it has not: (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets; or, (v) admitted in writing its inability to pay its debts as they come due;

o.
Buyer represents and warrants that it is a knowledgeable, experienced, and sophisticated buyer of land and property used in agriculture and a developer of real estate, and that it is relying solely on its own expertise and that of Buyer’s advisors and consultants in purchasing the Property. Buyer acknowledges and agrees that it will have the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters, including, without limitation, the physical and environmental conditions thereof, during the Due Diligence Period and will rely upon same and not upon any statements of Seller except as expressly set forth in this Agreement; and,

p.
Except as otherwise provided in Section 7.5, the parties shall each be liable for their own attorneys’ fees and disbursements incurred in connection with the drafting and negotiation of this Agreement and matters related thereto.

This Section 5.1 shall survive the Closing and the recordation of the Deed. However, upon the expiration of six (6) months following the Closing, the liability of each party in connection with each representation or warranty made by it either in this Section 5.1 or elsewhere in this Agreement or in any of the documents delivered in connection with the Closing shall cease, except as regards to: (i) the liabilities of the Seller in connection with the implied warranties made in each Deed as specified in California Civil Code Section 1113; and, (ii) as regards to the liabilities of Seller and Buyer in connection with each breach or inaccuracy of any other representation or warranty of which a party has given written notice to the other party prior to the end of such six (6) months period. To be effective for such purpose, any such written notice must identify or refer to with reasonable particularity the circumstance or state of affairs that constitutes or has resulted in such a breach or inaccuracy by the party to whom the notice is delivered. The parties acknowledge, understand and agree that this Section 5.1 is meant to control, govern, take precedence and prevail over any applicable statute of limitations.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 25 OF 58

5.2.    General Disclaimer; Release; Limitation of Damages.

5.2.1.    General Disclaimer. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, AND EXCEPT FOR: (a) SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1; (b) IMPLIED WARRANTIES MADE IN THE DEED AS SPECIFIED IN CALIFORNIA CIVIL CODE SECTION 1113; AND/OR, (c) ELSEWHERE IN THIS AGREEMENT, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES THAT NEITHER SELLER NOR ITS GENERAL PARTNER, LIMITED PARTNERS, MEMBERS, MANAGERS, AGENTS, INDEPENDENT CONTRACTORS, CONSULTANTS (INCLUDING, WITHOUT LIMITATION, ACCOUNTANTS AND ATTORNEYS), EMPLOYEES AND/OR REPRESENTATIVES, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF (COLLECTIVELY “SELLER GROUP”), HAS MADE AND IS NOT NOW MAKING, AND BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY GUARANTIES, REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION GUARANTIES, REPRESENTATIONS AND/OR WARRANTIES AS TO: (i) MATTERS OF TITLE; (ii) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF; (iii) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES; (iv) WHETHER, AND TO THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (v) DRAINAGE; (vi) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (vii) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT; (viii) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, ELECTRICITY, GAS, SEWAGE AND WATER; (ix) USAGES OF ADJOINING PROPERTY; (x) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF; (xi) THE VALUE, COMPLIANCE WITH THE DESIGNS, DRAWINGS, PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF; (xii) ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF; (xiii) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY; (xiv) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE APPLICABLE LAWS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS; (xv) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (xvi) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROPERTY; (xvii) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY; (xviii) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY; (xix) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, INCLUDING AGRICULTURE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON THE SKILL OR JUDGMENT OF SELLER OR ANY MEMBER OF SELLER GROUP TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 26 OF 58

THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE); OR, (xx) TAX CONSEQUENCES (INCLUDING, WITHOUT LIMITATION THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS). BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES ALSO THAT, SUBJECT TO SECTION 5.1(e), ANY DOCUMENTATION AND/OR INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER OR ANY MEMBER OF SELLER GROUP, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL ASSESSMENTS, AUDITS, STUDIES AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, BUYER SHALL NOT RELY THEREON, BUT SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED, EXCEPT AS SPECIFICALLY SET FORTH HEREIN, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER.

/s/ LP
Buyer’s Initials

5.2.2.    Release. Buyer shall rely solely upon its due diligence upon and inspection of the Property in determining the Property’s physical condition and upon the following: (a) Seller’s express representations and warranties set forth in Section 5.1; and, (b) the implied warranties made in the Deed as specified in California Civil Code Section 1113 or elsewhere in this Agreement. Except for the foregoing, Buyer waives, as of the Closing, Buyer’s right to recover from Seller or any member of Seller Group, any and all damages, losses, liabilities, costs or expenses whatsoever, and claims therefor, whether direct or indirect, known or unknown, or foreseen or unforeseen, which may arise from or be related to: (i) the physical condition of the Property; and, (ii) the Property’s compliance, or lack of compliance with any applicable Laws, including, without limitation, Environmental Laws. Buyer expressly waives the benefits of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In this connection and to the extent permitted by applicable Law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends, subject to Seller’s express representations and warranties set forth in Section 5.1, and the implied warranties made in the Deed as specified in California Civil Code Section 1113, or elsewhere in this agreement, to release, discharge and acquit Seller and each and every member of Seller Group, from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller’s performance hereunder. Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 5.2.2.

Each party has initialed this Section 5.2.2 to further indicate their awareness and acceptance of each and every provision of this Section 5.2.2.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 27 OF 58

/s/ AH                /s/ LP
Seller’s Initials            Buyer’s Initials

5.2.3.    Limitation of Damages; Waiver of Consequential Damages. TO THE MAXIMUM EXTENT PERMITTED UNDER THE LAWS OF THE STATE OF CALIFORNIA, AND SUBJECT TO THE PROVISIONS OF SECTION 7.1 BELOW, THE PARTIES AGREE TO LIMIT THE LIABILITY OF EACH PARTY, WHETHER SINGULARLY, COLLECTIVELY OR IN ANY COMBINATION WHATSOEVER, TO THE OTHER FOR ANY AND ALL DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHATSOEVER, AND CLAIMS THEREFOR, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, OR FORESEEN OR UNFORESEEN, INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND DISBURSEMENTS, AND EXPERT WITNESS FEES AND COSTS, SO THAT THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY TO THE OTHER UNDER THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED THEREUNDER SHALL NOT EXCEED THE CUMULATIVE SUM OF TWO HUNDRED TWENTY THOUSAND DOLLARS AND NO CENTS ($220,000.00) (THE “CAP”). AGAIN TO THE MAXIMUM EXTENT PERMITTED UNDER THE LAWS OF THE STATE OF CALIFORNIA AND SUBJECT TO THE CAP AND THE PROVISIONS OF SECTION 7.1 BELOW, EACH PARTY ALSO AGREES TO WAIVE THE RIGHTS TO SEEK AND TO BE ENTITLED TO RECOVER FROM THE OTHER GROUP CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, PUNITIVE AND/OR SPECIAL DAMAGES. THE LIMITATION OF DAMAGES AND THE WAIVER OF CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, PUNITIVE AND/OR SPECIAL DAMAGES CONTAINED IN THIS SECTION 5.2.3 SHALL APPLY: (a) REGARDLESS OF THE CAUSE OF ACTION OR LEGAL THEORY PLED OR ASSERTED EXCEPT FOR FRAUD; AND, (b) BOTH TO: (i) EACH PARTY’S DUTIES, OBLIGATIONS OR RESPONSIBILITIES UNDER THIS AGREEMENT; AND, (ii) TO ANY PROPERTY DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT.

/s/ AH                /s/ LP
Seller’s Initials            Buyer’s Initials

5.3    Effect of Contrary Actual Knowledge on Representations. Seller shall have no liability to Buyer by reason of any breached or inaccurate representation or warranty made by either Seller in this Agreement, in any of the Property Documents, or in any other documents delivered in connection with the applicable Closing if, prior to such Closing, Buyer has or comes to have (from whatever source, including, due diligence investigations or inspections, or the written disclosure by a Seller or its agents or employees) actual knowledge of such breach or inaccuracy, and Buyer nevertheless consummates the subject Closing.

5.4.    Indemnification.

5.4.1.    By Seller. Subject to Sections 5.4.3 and 5.4.4, Seller shall waive any claim against Buyer for, and shall indemnify, hold harmless and defend Buyer against any claim, loss, damage or expense, including, without limitation, any and all reasonable attorneys’ fees and disbursements, asserted against or suffered by Buyer resulting from the following: (i) any breach by Seller of this Agreement; (ii) any liability or obligation of Seller to a third party that Buyer is not required to assume hereunder or accruing prior to such assumption, including, without limitation, any personal injury or property damage suffered in, on or about the Property by a third party or relating thereto occurring before the Closing (except that attributable to the negligence or intentional acts of Buyer or its agents, employees or representatives); or, (iii) the breach of any of the covenants, representations or warranties made by Seller herein, including, without limitation, breach of the warranty contained in Section 7.22.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 28 OF 58

5.4.2.    By Buyer. Subject to Sections 5.4.3 and 5.4.4, Buyer shall waive any claim against Seller for, and shall indemnify, hold harmless and defend Seller against any claim, loss, damage or expense, including, without limitation, any and all reasonable attorneys’ fees and disbursements, asserted against or suffered by Seller resulting from the following: (i) any breach by Buyer of this Agreement; (ii) any liability or obligation of Buyer which Seller is not required to assume hereunder or accruing prior to such assumption, including, without limitation, any personal injury or property damage suffered in, on or about the Property or relating thereto occurring on or after the Closing (except that attributable to the negligence or intentional acts of Seller or its agents, employees or representatives); or, (iii) the breach of any of the covenants, representations or warranties made by Buyer herein, including, without limitation, breach of the warranty contained in Section 7.22. Liability of Buyer to Seller for Buyer’s default or breach of this Agreement resulting in Buyer’s failure to close the Escrow shall be governed by Section 7.1.

5.4.3.    Notice of Claim or Demand. In the event either Seller or Buyer receives notice of a claim or demand against which it is entitled to indemnification pursuant to either Section 5.4.1, or 5.4.2, as applicable, such party shall promptly give notice thereof to the other party. The party obligated to defend and indemnify shall, within ten (10) days after receipt of such notice, take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of its own choosing approved by the other party (which approval shall not be unreasonably withheld or delayed). In the event the party obligated to defend and indemnify refuses to defend such claim or fails to properly and effectively defend such claim, then the party entitled to a defense and indemnification may defend such claim with counsel of its own choosing at the expense of the party obligated to indemnify. Each party and their counsel shall cooperate with the other party in the defense of any claim and shall keep the party being indemnified reasonably informed of the status of the claim. The party being indemnified may participate in (but not control) the defense of such action all at its own expense without right of reimbursement from the indemnifying party. In such event, the indemnified party may settle such claim without the consent of the indemnifying party.

5.4.4.    Remedies to Enforce Indemnification Rights. Subject to Sections 5.1(a) and 7.2, the parties may enforce such indemnification rights by any legal or equitable remedies available to them; provided, however, that each party shall be liable to the other party in any such legal or equitable action solely for such party’s actual out-of-pocket/compensatory damages but shall not be liable to such party in any manner for consequential, incidental or punitive damages, or lost profits.

5.4.5.    Survival. This Section 5.4 shall survive the Closing and the recordation of the Deed, or the earlier termination of this Agreement, except that Sections 5.4.1(i) and (ii), and 5.4.2(i), (ii) and (iii) shall not survive the termination of this Agreement prior to the Closing.

5.3.    Risk of Loss. Risk of loss from all causes except the fault of Buyer shall remain upon Seller until the Close of Escrow occurs. Seller shall continue to maintain the insurance, if any, that Seller currently maintains on the Property until the Closing or the earlier termination of this Agreement. If, while risk of loss remains on Seller, the Property is damaged, except through fault of Buyer, in an amount less than twenty-five percent (25%) of the Purchase Price, Buyer shall elect to either terminate this Agreement (in which event the provisions of Section 4.2(a) shall apply) or maintain this Agreement in full force (in which event the provisions of Section 4.4.1, shall apply). Damage in an amount equal to twenty-five percent (25%) or more of the Purchase Price is “material,” in which event, either party shall have the right to terminate this Agreement upon written notice to the other.

ARTICLE VI. TITLE, ESCROW AND CLOSING

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 29 OF 58

6.1.    Conditions of Title; Evidence of Title. Seller shall convey title to the Property to Buyer by the Assignment, the Deed (subject only to the Conditions of Title, excluding any Title Defects which Seller is obligated to cure hereunder) and the Lease Assignment. Delivery of title to the Land shall be evidenced by the willingness of the Title Company to issue, upon payment of its normal premium, the Title Policy.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 30 OF 58

6.2.    Escrow; Closing Date. The parties acknowledge that they shall open the Escrow with the Title Company within three (3) business days of the Effective Date. The parties also agree that the parties shall execute, deliver and deposit the Escrow Instructions, if any, to the Title Company within two (2) business days after the Title Company prepares and delivers them to the parties. The parties shall consummate the transaction contemplated by this Agreement for the Property through the Escrow on or before the Closing Date. Except as set forth in Sections 7.1 and 7.2, if the Escrow does not close on or before the Closing Date, then this Agreement shall automatically terminate and the Deposit shall be retained by Seller, and except for the obligations of either party that survive termination, the parties shall have no further obligations to one another.

6.3    Conflicting Demands. Should Title Company receive or become aware of conflicting demands or claims with respect to the Escrow, the rights of any party, or funds, documents or property deposited with Title Company, Title Company shall have the right to discontinue any further acts until such conflict is resolved to its satisfaction, and it shall have the further right to commence or defend any action for the determination of such conflict. The parties shall, immediately after demand therefore by Title Company, reimburse Title Company (in such respective proportions as Title Company shall determine) any reasonable attorneys’ fees and court costs incurred by Title Company pursuant to this Section 6.3.

6.4.    Deposit of Documents and Funds.

6.4.1.    By Seller. Seller shall deposit or cause to be deposited into the Escrow at least one (1) business day before the Closing Date the following documents executed and, if applicable, acknowledged by Seller as required:

a.	Duplicate originals of the Assignment to each party;

b.	Original of the Deed;

c.	Duplicate originals of the Lease Assignment;

d.
A duly completed and executed affidavit of non-foreign status in compliance with Internal Revenue Code Section 1445 in the form attached hereto as Exhibit “G” attached hereto and incorporated herein by reference as if fully set forth at length;

e.	A duly completed and executed Form 593-C in compliance with California Revenue and Taxation Code Sections 18805 and 2613 for each Seller; and

f.	Such other documents as the Title Company may reasonably request or as may be reasonably requested to effect the transaction contemplated by this Agreement or to facilitate the Closing.

6.4.2.    By Buyer. Buyer shall deposit or cause to be deposited into the Escrow at least one (1) business day before the Closing Date the following funds and documents:

a.
Cash, a cashier’s check issued by a federally-insured financial institution or wire transfer to Title Company in the amount of the Purchase Price (less the Deposit previously delivered) plus an additional amount sufficient to pay Buyer’s portion of the closing and escrow charges, costs, expenses and fees pursuant to Section 6.7

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 31 OF 58

and also plus an additional amount to pay any sums due and owing to Seller pursuant to Section 6.6.1;

b.	Duplicate originals of the Assignment to each party;

c.	Duplicate originals of the Lease Assignment;

d.	A duly completed respective preliminary change of ownership report in accordance with Revenue and Taxation Code Section 480.3 for the Land; and

e.	Such other documents as the Title Company may reasonably request or as may be reasonably requested to effect the transaction contemplated by this Agreement or to facilitate the Closing.

To the extent not delivered to Buyer as of the Closing Date, all original Property Documents shall be delivered to Buyer as of the Closing Date outside of Escrow.

6.5.    Closing. No later than the Closing Date, the Title Company shall effectuate the Closing when: (i) the requirements of Section 6.4 have been satisfied; and, (ii) it is in a position to issue the Title Policy. As part of the Closing, the Title Company shall provide the following documents to the parties indicated:

a.	Providing an original of the Assignment to each party;

b.	Recording the Deed (marked for return to Buyer) against the Diego Ranch in the Stanislaus County Official Records;

c.	Providing a copy of the duly recorded Deed to Seller after its recordation;

d.	Providing an original of the Lease Assignment to each party and a copy of same to Tenant;

e.	Issuing the Title Policy for the Land to Buyer;

f.	Delivering Seller’s funds after deducting therefrom the amounts necessary to pay its portion of the Closing Costs, after adjusting for prorations;

g.	Obtaining written confirmation from the parties that they each have satisfied or waived all conditions outside of the Escrow prior to Closing;

h.	Preparing and delivering to each party a signed copy of the Title Company’s closing statement showing all receipts and disbursements of the Escrow prior to Closing; and,

i.	Confirming that all disclosures and notices have been given as required by any applicable Law or Governmental Agency were given upon or prior to Closing.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 32 OF 58

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 33 OF 58

6.6.    Prorations.

6.6.1.    Generally. If all general, special, ordinary or extraordinary real and personal ad valorem taxes and assessments which are Conditions of Title arising out or, concerning or related in any way to the Property, including, without limitation, any licenses, fees, commercial rental tax, improvement bonds, levies, or other taxes (other than inheritance, personal income or estate taxes) levied or assessed against the Property or levied by any Governmental Agency (collectively the “Taxes”), for the year of Closing are not known or cannot be reasonably estimated, and solely to the extent not payable by Tenant under the Lease, such Taxes, if any, shall be prorated based on Taxes for the year prior to Closing. Seller shall be responsible for all Taxes that are attributable to periods on and before the Closing Date. Buyer shall be responsible for all Taxes that are attributable to periods after the Closing Date. All costs, expenses, fees, income, payables, receivables, revenues and utilities, of the Property, including, without limitation, any payments related to the Property from the FARM SERVICE AGENCY, a federal public agency, and the Lease shall be prorated between the parties on the basis of the actual number of days in the month as of 12:01 a.m., Pacific Time, on the Closing, with all such credits prior to Closing attributed to Seller and all such credits attributed to Buyer after the Closing. If the amount of any proration cannot be determined upon the Closing, the reconciliation and, if applicable, reimbursement shall be made between the parties as soon after the Closing as possible. Notwithstanding the foregoing, all prorations shall be deemed final six (6) months from the Closing.

6.6.2.    Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 6.6.1, then the parties agree to allocate such items on a fair and equitable basis in accordance with Section 6.6.1 as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing; provided, however, such final adjustment shall be made by the date which is sixty (60) days after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. This Section 6.6.2 shall survive the Closing and the recordation of the Deed.

6.7.    Closing Costs. Closing Costs shall be allocated between the parties as set forth in Section 1.7. All other costs and expenses of Escrow and Closing shall be borne by the parties in accordance with custom and usage in the central San Joaquin Valley, California, and as set forth in the Escrow Instructions. In the event this Agreement is terminated by either party for failure of a condition set forth in this Agreement, or either party fails to Close the Escrow as provided herein, such terminating or defaulting party shall pay all charges, costs, expenses and fees of the Title Company incurred in connection with this transaction prior to such termination, including, without limitation, Escrow and title cancellation fees; provided, however, that in the event Buyer terminates this Agreement because Seller is unwilling or unable to remove a Title Defect, Seller shall pay all such costs and charges.

6.8.    Pre-Closing Settlement Statement. At least three (3) business days prior to the Closing, the parties shall provide to Title Company as much information as is then available to enable Title Company to prepare a pre-audit settlement statement setting forth in detail all prorations and adjustments contemplated by this Agreement, including, without limitation, Sections 6.6 and 6.7, based on the information available to Title Company. Title Company shall provide such pre-audit settlement statement to the parties and their respective legal counsel no later than two (2) business days prior to the Closing and shall include therewith an indication of any specific information remaining to be provided to Title Company by the parties to enable Title Company to show all final prorations and adjustments calculated by the parties, and required by this Agreement.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 34 OF 58

6.9.    IRS Real Estate Sales Reporting. The parties hereby appoint Title Company, and Title Company agrees to act, as “the person responsible for closing” the transaction contemplated under this Agreement pursuant to Internal Revenue Code Section 6045(e). Title Company shall prepare and file all informational returns, including, without limitation, IRS Form 1099-S and shall otherwise comply with the provisions of Internal Revenue Code Section 6045(e). Title Company shall indemnify, protect, hold harmless and defend Seller, Buyer and their respective attorneys for, from and against any and all claims, actions, costs, loss, liability or expense arising out of or in connection with the failure of Title Company to comply with the provisions of this Section 6.9.

6.10.    Possession. Right to possession of the Property shall transfer to Buyer on the Closing, subject only to the Conditions of Title and the Lease. If applicable, Seller shall transfer to Buyer on the Closing Date, to the extent in Seller’s control, custody or possession, the originals of all permits and other documents to be transferred to Buyer under this Agreement which have not yet been delivered to Buyer, provided that Seller may retain copies of all or any of the foregoing documents. This Section 6.10 shall survive the Closing and the recordation of the Deed.

6.11.    Notice to Tenant. Immediately after the Closing, the parties understand and agree that Buyer shall cause a “Notice to Tenant” to be sent to Tenant, informing it of the conveyance of title to the Property from Seller to Buyer as of the Closing in substantially the same form attached hereto as Exhibit “H” and incorporated herein by reference as if fully set forth at length. This Section 6.11 shall survive the Closing and the recordation of the Deed.

ARTICLE VII. MISCELLANEOUS PROVISIONS

7.1.    Default by Buyer; Liquidated Damages. IF THE CLOSING DOES NOT OCCUR BY THE CLOSING DATE DUE TO THE DEFAULT OR BREACH BY BUYER UNDER THIS AGREEMENT (AND THUS NOT AS A RESULT OF THE TIMELY DISAPPROVAL BY BUYER OF ANY CONTINGENCY CONTAINED HEREIN, OR DUE TO THE DEFAULT OR BREACH BY SELLER), THE PARTIES AGREE THAT SELLER SHALL BE PAID THE DEPOSIT AND ANY INTEREST ACCRUED THEREON AS LIQUIDATED DAMAGES, WHICH SUM THE PARTIES AGREE IS A REASONABLE SUM CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE EFFECTIVE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF THE AMOUNT TO THE RANGE OF HARM TO SELLER THAT REASONABLY COULD BE ANTICIPATED, AND THE ANTICIPATION THAT PROVING ACTUAL DAMAGES WOULD BE COSTLY, IMPRACTICABLE AND EXTREMELY DIFFICULT. THE PARTIES FURTHER AGREE THAT, EXCEPT AS TO BUYER’S OBLIGATION OF INDEMNITY AND DUTY TO DEFEND IN SECTION 5.1(a), SUCH AMOUNT SHALL BE THE SOLE DAMAGES, AND THE SOLE AND EXCLUSIVE REMEDY OF SELLER, LEGAL, EQUITABLE OR OTHERWISE, INCLUDING SPECIFIC PERFORMANCE, DAMAGES AND ALL OTHER LEGAL OR EQUITABLE REMEDIES, AS A RESULT OF THE CLOSING NOT OCCURRING BY THE CLOSING DATE DUE TO BUYER’S DEFAULT OR BREACH UNDER THIS AGREEMENT, AND THAT, IN SUCH EVENT, BUYER SHALL HAVE NO FURTHER RIGHT TO PURCHASE THE PROPERTY OR OTHER RIGHTS UNDER THIS AGREEMENT, THROUGH SPECIFIC PERFORMANCE OR OTHERWISE. THE PARTIES FURTHER AGREE THAT THIS SECTION 7.1 SHALL SPECIFICALLY CONSTITUTE A WAIVER OF SELLERS RIGHT TO SPECIFIC PERFORMANCE, AS SET FORTH IN CALIFORNIA CIVIL CODE SECTIONS 1680 AND 3389 AND ANY INTERPRETIVE CASE LAW UNDER SUCH SECTIONS, INCLUDING BLEECHER V. CONTE (1981) 29 CAL.3D 345. THE PARTIES FURTHER AGREE THAT RETENTION OF THE DEPOSIT BY SELLER AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 35 OF 58

WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT INSTEAD IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. IN PLACING THEIR INITIALS AT THE PLACES PROVIDED BELOW, EACH PARTY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS EITHER REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS MADE, OR WAS ADVISED TO SEEK INDEPENDENT LEGAL ADVICE REGARDING THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

IF THE CLOSING DOES NOT OCCUR BY THE CLOSING DATE DUE SOLELY TO SUCH A DEFAULT OR BREACH BY BUYER UNDER THIS AGREEMENT (AND THUS NOT AS A RESULT OF THE TIMELY DISAPPROVAL BY BUYER OF ANY CONTINGENCY CONTAINED HEREIN, OR DUE TO THE DEFAULT OR BREACH BY SELLER), THEN SELLER MAY COLLECT SUCH LIQUIDATED DAMAGES FROM BUYER BY MAKING WRITTEN DEMAND ON BUYER AND THE TITLE COMPANY, IF THE DEPOSIT IS BEING HELD BY THE TITLE COMPANY.

UNDER NO CIRCUMSTANCES SHALL ANY INDIVIDUAL MEMBER, DIRECTOR, MANAGER, OFFICER OR EMPLOYEE OF BUYER HAVE ANY LIABILITY ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

/s/ AH                /s/ LP
Seller’s Initials            Buyer’s Initials

7.2.    Default by Seller. In the event the Closing and the consummation of a transaction contemplated by this Agreement does not occur as a result of any default by Seller, Buyer’s sole remedies shall be to either: (i) terminate this Agreement and receive a refund of the Deposit together with reimbursement of actual third party out of pocket costs incurred by Buyer in connection with its “due diligence” investigation of the Property in an aggregate sum not to exceed Ten Thousand Dollars and No Cents ($10,000.00); or, (ii) file an action against Seller for specific performance of this Agreement. Buyer’s failure to file an action for specific performance within ninety (90) days of any claimed breach by Seller shall be deemed to be a waiver of that remedy. In no event shall Buyer be entitled to or seek any form of monetary damages from Seller, including but not limited to punitive, compensatory, general, special and/or incidental damages, except as set forth in this Section 7.2. Under no circumstances shall Seller’s agents, conservators, directors, employees, guardians, managers, members, officers, representatives stockholders or trustees, as applicable, have any liability to Buyer for any claims made by Buyer arising out of or connected to this Agreement.

7.3.    Limitation of Liability. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY’S GENERAL PARTNERS, LIMITED PARTNERS, MEMBERS, MANAGERS, AGENTS, INDEPENDENT CONTRACTORS, CONSULTANTS (INCLUDING, WITHOUT LIMITATION, ACCOUNTANTS AND ATTORNEYS), EMPLOYEES AND/OR REPRESENTATIVES, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF, HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE. THE FOREGOING LIMITATION ON LIABILITY SHALL SURVIVE THE CLOSING AND THE RECORDATION OF THE DEED, OR ANY EARLIER TERMINATION OF THIS AGREEMENT AND SHALL NOT DIMINISH OR OTHERWISE AFFECT THE PARTY’S WAIVERS AND RELEASES IN ANY OTHER CONDITION, PROVISION OR TERM OF THIS AGREEMENT.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 36 OF 58

/s/ AH                /s/ LP
Seller’s Initials            Buyer’s Initials

7.4.    Remedies Exclusive; Exercise of Remedies. The remedies specified herein for the enforcement of this Agreement are exclusive; provided, however, nothing contained herein is intended to abrogate, modify or affect either party’s right to be indemnified, held harmless and defended as expressly set forth in this Agreement, it being understood that such obligations of the parties shall survive termination of this Agreement and, if applicable, the Closing and the recordation of the Deed. The exercise of any right or remedy by either party pursuant to this Agreement shall not in any way constitute a cure or waiver of any default hereunder, invalidate any act done pursuant to any notice of default, or prejudice either party in the exercise of any of their respective rights pursuant to this Agreement.

7.5.    Attorneys’ Fees and Disbursements. In the event of any arbitration, litigation or other dispute between the parties in connection with the interpretation, performance or enforcement of this Agreement, the prevailing party in such arbitration, litigation or other dispute shall be entitled, in addition to equitable relief or damages or both or other relief, to be reimbursed by the nonprevailing party for all reasonable costs and expenses of the arbitration, litigation, or other dispute including, without limitation, arbitration costs, arbitrator’s fees court costs, expert witness fees, investigation costs and such reasonable attorneys’ fees and disbursements, incurred therein by such prevailing party or parties and, if such prevailing party or parties shall recover judgment in any such action or proceedings, such costs, expenses and attorneys’ fees may be included in and as a part of such judgment. The prevailing party or parties shall be the party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment. If no costs of suit are awarded, the arbitrator(s) or court, as applicable, shall determine the prevailing party. Notwithstanding the foregoing, in the event the parties agree to mediate a dispute, each party shall pay its own costs and expenses, including attorney’s fees and disbursements, of mediation.

7.6.    Notices. All notices, demands, or other communications that either party desires or is required or permitted to give or make to the other party under or pursuant to this Agreement (collectively referred to as “notices”) shall be made or given in writing and shall either be: (i) personally served; (ii) sent by registered or certified mail, postage prepaid, return receipt requested; (iii) sent by facsimile (“fax”) or electronic mail (“email”); or, (iv) sent by a nationally recognized commercial delivery service or courier (such as Federal Express). All notices shall be addressed or faxed to or sent via e-mail to or personally served on the parties as set forth in Section 1.8. Counsel for a party may give notice on behalf of that party. Notices given by a party pursuant to the alternative methods described in this Section 7.6 shall be deemed to have been delivered to and received by the other party at the following times: (a) for notices personally served, on the date of hand delivery to the other party or its duly authorized employee, representative, or agent; (b) for notices given by registered or certified mail, on the date shown on the return receipt as having been delivered to and received by the other party or parties; (c) for notices given by fax or email, on the date the notice is faxed or sent by e-mail to the other party or parties; provided, however, that notices given by fax or e-mail, shall not be effective unless either: (i) a duplicate copy of such faxed notice is promptly given by first-class mail, postage prepaid, or commercial courier, and addressed as provided above, or (ii), in the case of a fax, the sending party’s facsimile equipment is capable of providing a written confirmation of the receiving party’s receipt of such notice; provided further, however, any notice given by fax or e-mail shall be deemed received on the next business day if such notice is received after 5:00 p.m. (recipient’s time) or on a nonbusiness day; or, (d) for notices delivered by commercial courier, on the day on which same has been delivered by the courier as evidenced by the receipt provided by such courier to the party giving notice. Each party shall make an ordinary, good faith effort to ensure that it will accept or receive notices that are

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 37 OF 58

given in accordance with this Section 7.6, and that any person to be given notice actually receives such notice. A party may change or supplement its designated agent, address, or fax number given above, or designate additional agents, addresses or fax numbers for notice purposes, by giving notice to the other party in the manner set forth in this Section 7.6, provided that any such address change shall not be effective until five (5) days after the notice is delivered or received by the other party.

7.7.    Survival of Covenants. Subject to Sections 5.1 and 5.2, each of the covenants contained in this Agreement shall, to the extent applicable, survive the performance of the executory provisions of this Agreement, the Closing, and the recordation of the Deed, which will not effectuate a merger of interests unless otherwise expressly noted.

7.8.    Further Assurances. The parties shall in good faith cooperate with each other in satisfying all conditions contained in this Agreement, including, without limitation, executing any and all documents required to be executed by Seller as record owner of the Property to accomplish any verifications, approvals or determinations. Seller specifically shall cooperate in good faith with Buyer in satisfying all conditions contained in Article IV, including, without limitation, the execution of any and all documents required to be executed by Seller as record owner of the Property to accomplish any verifications, approvals or determinations. Each party shall execute and deliver any and all additional papers, documents or other assurances and shall perform any further acts that may be reasonably necessary to carry out the intent of the parties and the provisions of this Agreement.

7.9.    Binding Effect. Subject to Section 7.10, this Agreement shall inure to and for the benefit of and be binding upon each party’s respective parent, subsidiary or affiliated organizations, administrators, agents, attorneys, beneficiaries, conservators, custodians, directors, employees, executors, guardians, heirs, independent contractors, joint venturers, members, officers, partners, predecessors, representatives, servants, stockholders, successors, trustees and all others acting for, under, or in concert with it, including associations, corporations, limited liability companies, and general or limited partnerships, present and future.

7.10.    Assignability. Notwithstanding Section 7.9, except for an Internal Revenue Code Section 1031 exchange, any assignment by either party of its rights and duties, obligations and responsibilities under this Agreement shall be subject to the other party’s prior written consent, exercisable in it’s sole and absolute discretion, provided that no such assignment shall relieve the assigning party of its duties, obligations and responsibilities under this Agreement.

7.11.    No Third Party Beneficiary. This Agreement is made for the sole benefit of the parties and their respective successors and permitted assigns and no other person or persons shall have any right of action hereon.

7.12.    No Partnership or Joint Venture Created. The parties’ relationship is that of seller and buyer and this Agreement is not intended to nor does create a partnership or joint venture or relationship between the parties.

7.13.    Entire Agreement. This Agreement, including the attached exhibits (all of which are incorporated by this reference), supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect to such matter, and each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, that are not embodied herein, and that no other agreement, statement or promise not

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 38 OF 58

contained in this Agreement, including the attached exhibits, shall be valid or binding. The exhibits are an integral part of this Agreement.

7.14.    Modification. This Agreement may be modified only by a written document signed by the parties.

7.15.    Partial Invalidity. If any condition, covenant, provision or term of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each remaining condition, covenant, provision or term of this Agreement shall be valid and shall be enforced to the fullest extent permitted by Law it being the intent of the parties each to receive the material benefit of their bargain.

7.16.    Waiver. Notwithstanding any agreement between the parties, the waiver by any party of a breach of any provision of this Agreement shall not be deemed a continuing waiver or waiver of any subsequent breach whether of the same or another provision thereof.

7.17.    Governing Law; Venue. This Agreement shall be construed and enforced in accordance with the internal Laws, and not the Law of conflicts, of the State of California, where it is to be executed, delivered and performed. This Agreement is entered into and is to be performed in Kern County, California, and accordingly the only appropriate venue for a dispute under this Agreement is in the Kern County Superior Court, Metropolitan District. The parties hereby expressly consent to the jurisdiction by the Kern County Superior Court, Metropolitan District.

7.18.    Tax-Deferred Exchange. The parties acknowledge that either party may wish to structure all or a portion of this transaction as a tax deferred exchange of like-kind property within the meaning of Section 1031 of the Internal Revenue Code. Each party agrees to reasonably cooperate with the other party to effect such an exchange; provided, however, that: (i) the cooperating party shall not be required to acquire or take title to any exchange property; (ii) the cooperating party shall not be required to incur any expense (excluding its own attorneys’ fees incurred in reviewing any drafts of Exchange Documents, as defined below) or liability whatsoever in connection with the exchange, including, without limitation, any obligation for the payment of any escrow, title, brokerage or other costs incurred with respect to the exchange; (iii) no substitution of the effectuating party shall release said party from any of its obligations, warranties or representations set forth in this Agreement or from liability for any prior or subsequent default under this Agreement by the effectuating party, its successors, or assigns, which obligations shall continue as the obligations of a principal and not of a surety or guarantor; (iv) the effectuating party shall give the cooperating party at least five (5) business days prior notice of the proposed changes required to effect such exchange and the identity of any party to be substituted in the Escrow; (v) the effectuating party shall be responsible for preparing all additional agreements, documents and escrow instructions (collectively, the “Exchange Documents”) required by the exchange, at its sole cost and expense; (vi) the effectuating party shall be responsible for making all determinations as to the legal sufficiency, tax considerations and other considerations relating to the proposed exchange, the Exchange Documents and the transactions contemplated thereby, and the cooperating party shall in no event be responsible for, or in any way be deemed to warrant or represent any tax or other consequences of the exchange transaction arising by reason of the cooperating party’s performance of the acts required hereby; and, (vii) except as provide in Section 1.6, the Closing shall not be delayed as a result of a party’s election to structure the transaction as a tax deferred exchange in accordance with this Section 7.18.

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 39 OF 58

7.19.    No Recordation of Memorandum of Agreement. The parties agree that no memorandum of this Agreement shall be recorded against the Property in either the Stanislaus County Official Records. Upon the termination of this Agreement without consummating the transaction contemplated thereunder, Buyer agrees to execute and acknowledge and then record quitclaim deeds in favor of Seller in the Stanislaus County Official Records.

7.20.    Time of the Essence. Time is of the essence under this Agreement.

7.21.    Separate Counterparts; Facsimile & Electronic Signatures. This Agreement shall be executed in two (2) separate counterparts, each of which, when so executed, shall be deemed to be an original and to constitute the one and same contract. This Agreement may be signed and signatures transmitted by facsimile, and any such facsimile copy shall be equivalent to a binding signed original for all purposes, and the party transmitting facsimile signatures shall transmit original “hard copies” of the signature pages as provided in Section 7.6 within twenty-four (24) hours after transmission of such facsimile copy. This Agreement may also be executed electronically, whether using an electronic signature and delivery service such as DocuSign or eSignLive, or by use of electronically copied/saved and transmitted executed documents, such as by emailing a PDF of the signed document. The Parties expressly agree that the actual execution and delivery of this Agreement by electronic means shall specifically be governed by the Electronic Signatures in Global and National Commerce Act (ESIGN), 15 U.S.C § 7001, and the governing law applicable to the remainder of the agreement shall be as otherwise stated herein.

7.22.    Warranties of the Parties. Each party understands, acknowledges, agrees, represents and warrants to the other party that it has received independent legal advice from its attorneys with respect to the advisability of entering into this Agreement or has intentionally elected not to seek the advice of counsel and has carefully reviewed and considered the terms and conditions of this Agreement, that it is empowered to execute this Agreement, and that its execution of this Agreement is free and voluntary.

7.23.    Authority of the Parties. Where required in this Agreement or by the Title Company, the parties shall deliver documentation that authorizes the transaction contemplated herein and also evidences the authority of the individuals or officers who are empowered to execute and carry out the terms of this Agreement.

7.24.    Broker’s Commissions. Each party represents and warrants to the other parties that there is no broker, finder or intermediary with whom they have dealt in connection with the transaction contemplated under this Agreement. In the event of any such claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Agreement, the party through whom said broker, salesman or other person makes its claim shall indemnify and hold harmless the other party from said claim and all liabilities, costs and expenses related thereto, including reasonable attorney’s fees, that may be incurred by such other party in connection with such claim. The foregoing indemnity shall survive the Closing and the recordation of the Deed.

7.25.    Confidentiality. Buyer entered into a non-disclosure agreement with Seller effective as of March 11, 2016 (“NDA”). The NDA is hereby incorporated by reference. Prior to Closing, the parties shall hold as confidential and shall not disclose to any third party either the conditions, covenants, provisions or terms of this Agreement, the transaction contemplated under this Agreement, activities and information acquired during the Due Diligence Period related to Seller, Tenant or the Property and Buyer shall not disclose to any third party any information received, obtained or discovered relating in any manner to the Property, Seller and Tenant, unless such disclosure is made to either party’s financial, legal or tax advisors,

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 40 OF 58

partners, members, and investors on a confidential basis, is required by applicable Law or the other party consents in writing to the disclosure, without first obtaining the written consent of the other party.

7.26    Rule 3-14 Audit. Seller agrees to reasonably cooperate, at no cost or expense to Seller, with Buyer in connection with any SEC Regulation SX Rule 3-14 audit that Buyer may conduct with respect to the Property within one (1) year after the Closing Date.

[SIGNATURES ON THE NEXT PAGE; REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 41 OF 58

7.26.    Effectiveness. This Agreement shall become effective as of the Effective Date upon its execution and delivery by all of the parties.

DATED: September 13, 2016	SAN JOAQUIN FARMS, LLC, a Washington limited liability company authorized to do business in the State of California as WASHINGTON SAN JOAQUIN FARMS, LLC (“Seller”)

By:        /s/ Alan Heuberger
[Print]        Alan Heuberger
Its:        Authorized Signatory

DATED: September 13, 2016	DIEGO RANCH STANISLAUS, LP, a Delaware limited partnerhsip (“Buyer”)

By: Gladstone California Farmland GP, LLC, a Delaware limited liability company, its General Partner

By: Gladstone Land Limited Partnership, a Delaware limited partnership, its sole Member

By: Gladstone Land Partners, LLC, a Delaware limited liability company, its General Partner
By: Gladstone Land Corporation, a Maryland corporation, its Manager
By:    /s/ Lewis Parrish
Name:    Lewis Parrish
Title:    CFO

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 42 OF 58

ACCEPTANCE BY TITLE COMPANY:

Title Company hereby acknowledges that it has received a fully executed counterpart of this Agreement and agrees to act as Title Company thereunder and to be bound by and perform the terms thereof as such terms apply to Title Company.

DATED: September 13, 2016	CHICAGO TITLE INSURANCE COMPANY, a Nebraska corporation (“Title Company”)

By:        /s/ Melodie Rochelle
MELODIE T. ROCHELLE
Its:    Vice President, Sr. Commercial Title Officer

118/70980-3/TRANSACTION DOCUMENTS/AGREEMENRT FOR PURCHASE AND SALE – DIEGO (CLADSTONE) (C&B 090516)

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 43 OF 58

EXHIBITS

EXHIBIT	NAME OF EXHIBIT
“A”	LEGAL DESCRIPTION OF THE LAND
“B”	THE EXCLUDED IMPROVEMENTS
“C”	THE FORM OF THE ASSIGNMENT
“D”	THE FORM OF THE DEED
“E”	THE FORM OF LEASE ASSIGNMENT
“F”	THE FORM OF THE TENANT ESTOPPEL CERTIFICATE
“G”	THE FORM OF THE FEDERAL FIRPTA CERTIFICATE
“H”	THE FORM OF THE NOTICE TO TENANT

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 44 OF 58

EXHIBIT “A”

Legal Description of the Land

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA IN COUNTY OF STANISLAUS, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

SECTION 11, TOWNSHIP 4 SOUTH, RANGE 13 EAST, MOUNT DIABLO BASE AND MERIDIAN.

Stanislaus County Assessor’s Parcel No. 020-008-012

PARCEL TWO:

ALL THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 3, AND THAT PORTION OF THE EAST HALF OF SECTION 10, TOWNSHIP 4 SOUTH, RANGE 13 EAST, MOUNT DIABLO BASE AND MERIDIAN, LYING SOUTHERLY OF LA GRANGE ROAD. (LAKE ROAD).

Stanislaus County Assessor’s Parcel No.: 020-008-013

Stanislaus County Assessor’s Parcel Nos. 020-008-012 and -013

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 45 OF 58

EXHIBIT “B”

The Excluded Improvements

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 46 OF 58

EXHIBIT “C”

The Form of the Assignment

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 47 OF 58

EXHIBIT “D”

The Form of the Deed

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 48 OF 58

EXHIBIT “E”

The Form of the Lease Assignment

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 49 OF 58

EXHIBIT “F”

The Form of the Tenant Estoppel Certificate

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 50 OF 58

EXHIBIT “G”

The Form of the Federal FIRPTA Certificate

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 51 OF 58

EXHIBIT “H”

The Form of the Notice to Tenant

20416021.3

SAN JOAQUIN FARMS, LLC/GLADSTONE LAND CORPORATION PURCHASE AND SALE
AGREEMENT, AND JOINT ESCROW INSTRUCTIONS (DIEGO RANCH) (C&B 090516)                PAGE 52 OF 58